UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2016

RERAISE GAMING CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	000-1079974	46-3787845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Festival Plaza Drive Suite 530
Las Vegas, Nevada 89135
(Address of principal executive offices, including zip code)

(702) 463-8880
(Registrant's telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐         Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 8, 2016, Andy Kim was appointed as President and Chief Executive Officer, Secretary and Treasurer of our company. On July 8, 2016, Ron Camacho resigned as President, Chief Executive Officer, Secretary and Treasurer of our company.

Andy Kim was President of Seoul Group of Companies consisting of Face Seoul Share Holding Company, Face Seoul Beauty Consultancy and Face Seoul Beauty and Health Club since 2103. Among some of his responsibilities he managed and maintained awareness of both internal and external competitive landscapes for expansion and new industry developments. He succeeded in formulating and implementing strategic plans that guided the objectives of the company.

In early 2004 Mr. Kim was Overseas Department Manager for Hyundai Group, Korea a leading car manufacturer in Korea and a large conglomerate. Some of his responsibilities consisted of monitoring international wholesale and retail vehicle sales, meet market penetration objectives, lead merchandising and sales promotion support and assist Overseas Dealers with CRM and Interactive Marketing initiatives,

Mr. Kim attended Yonsei University and Peking University obtaining his Bachelor Degree. Mr. Kim is qualified to lead our company into the future. His management experience makes him a perect fit for this position.

During the past ten years, Mr. Kim has not been the subject of the following events:

1.   A petition under the Federal  bankruptcy  laws or any state  insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the  business or property of such  person,  or any partnership in which he was a general partner at or within two years before the time of such filing,  or any  corporation  or business  association  of which he was an executive officer at or within two years before the time of such filing;

2.   Convicted  in a  criminal  proceeding  or is a named  subject  of a pending criminal   proceeding (excluding   traffic  violations  and  other  minor offenses);

3.   The subject of any order,  judgment, or decree, not subsequently  reversed, suspended or vacated, of any court of competent  jurisdiction,  permanently or  temporarily  enjoining him from, or otherwise  limiting,  the following activities;  associated person of any of the foregoing, or as an investment adviser,  underwriter,  broker or dealer in securities, or as an affiliated person,  director or employee of any investment company,  bank, savings and loan  association  or insurance  company,  or engaging in or continuing any conduct or practice in connection with such activity;

     i)   Acting as a futures commission merchant, introducing broker, commodity trading  advisor,  commodity  pool  operator,  floor broker,  leverage transaction  merchant,  any other person  regulated  by the  Commodity Futures Trading Commission, or
     ii)  Engaging in any type of business practice; or
     iii) Engaging in any  activity in  connection  with the purchase or sale of any  security or  commodity  or in  connection  with any  violation of Federal or State securities laws or Federal commodities laws;

4.   The subject of any order,  judgment or decree,  not subsequently  reversed, suspended or vacated, of any Federal or State authority barring, suspending or  otherwise  limiting  for more than 60 days the right of such  person to engage  in any  activity  described  in  paragraph  3.i  in  the  preceding paragraph or to be associated with persons engaged in any such activity;

5.   Was found by a court of competent  jurisdiction in a civil action or by the Commission  to have violated any Federal or State  securities  law, and the judgment  in such civil  action or finding by the  Commission  has not been subsequently reversed, suspended, or vacated;

6.   Was found by a court of competent  jurisdiction in a civil action or by the Commodity   Futures  Trading   Commission  to  have  violated  any  Federal commodities  law,  and the  judgment in such civil action or finding by the Commodity Futures Trading  Commission has not been  subsequently  reversed, suspended or vacated;

7.   Was the  subject  of, or a party  to,  any  Federal  or State  judicial  or administrative  order,  judgment,  decree,  or  finding,  not  subsequently reversed, suspended or vacated, relating to an alleged violation of:

     i)   Any Federal or State securities or commodities law or regulation; or
     ii)  Any law or regulation  respecting financial  institutions or insurance companies  including,  but not limited to, a  temporary  or  permanent injunction, order of disgorgement or restitution,  civil money penalty or  temporary  or  permanent  cease-and-desist  order,  or  removal or prohibition order, or
     iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.   Was the subject of, or a party to, any sanction or order,  not subsequently reversed,  suspended or vacated,  of any  self-regulatory  organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization  that has  disciplinary  authority over its members or persons associated with a member.

Family Relationships

There are no family relationships among our directors or executive officers.

Director Qualifications

The following specific experience, qualifications, attributes, or skills of Mr. Kim to lead the Company to the conclusion that they should serve as a director in light of our business and structure:

Mr. Kim is qualified to be Company directors because they have managed several businesses successfully and thus brings management, organizational, operational and administrative experience to our Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RERAISE GAMING CORPORATION

By:	/s/ Andy Kim

Title:	Chief Executive Officer

Dated: July 8, 2016